N E W S R E L E A S E
(For Immediate Release)

UNITEDHEALTH GROUP REPORTS THIRD QUARTER PERFORMANCE

•Revenues of $65.1 Billion Grew 8%, led by 21% Growth at Optum
•Net Earnings of $3.30 Per Share and Adjusted Earnings of $3.51 Per Share
•Results Reflect Extensive Consumer, Customer, Care Provider and Community Assistance Initiatives and Other COVID-19 Related Impacts
•Underlying Business Performance Remains Strong

MINNETONKA, Minn. (October 14, 2020) – During the third quarter of 2020, UnitedHealth Group (NYSE: UNH) saw continued growth, led by Optum and the UnitedHealthcare public-sector and senior benefits businesses, even as the Company continued its expansive COVID-19 response efforts supporting patients, care providers, customers and communities.

“The people of UnitedHealth Group continue to deliver more innovative and modern solutions for customers, physicians and consumers, while responding to the needs of the people and communities affected by the pandemic,” said David S. Wichmann, chief executive officer of UnitedHealth Group. “We’re encouraged to see those we serve respond to the incentives we offered to safely seek care as the health system continued to recover in the quarter.”

As expected, strong underlying performance across business segments continued to be impacted by the voluntary consumer and customer assistance initiatives undertaken by the Company. Net earnings of $3.30 per share and adjusted earnings of $3.51 per share declined 10%, while care patterns disrupted by the pandemic moved closer to normal levels. The Company is updating its full year earnings per share outlook for 2020 to net earnings of $15.65 to $15.90 per share and adjusted net earnings of $16.50 to $16.75 per share.

The Company’s efforts to proactively help patients obtain the care they need continues, along with additional investments to support those affected by COVID-19. Since the crisis onset, the enterprise has been mobilized to maintain comprehensive front-line care; develop innovative methods and protocols for detection, testing, treatment and vaccine discovery; and support the broader health system and communities in need. During the third quarter, the Company continued to work with local and state leaders across the country to expand testing; contact tracing; and education, medical and mental health support, especially in under-resourced communities. The Company continues to invest and partner with premier research institutions to improve outcomes for minority populations affected during the crisis.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2020	2019	2020
Revenues	$65.1 billion	$60.4 billion	$62.1 billion
Earnings from Operations	$4.7 billion	$5.0 billion	$9.2 billion
Net Margin	4.9%	5.9%	10.7%

•UnitedHealth Group’s third quarter 2020 revenues of $65.1 billion compare to $60.4 billion a year ago, driven by growth at Optum and in UnitedHealthcare’s public-sector and senior businesses.

•Third quarter earnings from operations of $4.7 billion compared to $5.0 billion last year. The decline reflects the extensive consumer and customer financial assistance measures undertaken by the Company, as well as direct COVID-19 care and testing costs and broader economic effects, partially offset by reduced overall care demand.

•Cash flows from operations were $3.1 billion or 1x net income in the third quarter and $16.1 billion or 1.2x net income year-to-date. Cash flows for the third quarter were impacted by U.S. Treasury’s deferral of federal tax payments from the second quarter to the third quarter.

•The third quarter medical care ratio of 81.9% compared to 82.4% last year, impacted by modestly lower care patterns and the return of the health insurance tax, offset by the Company’s COVID-19 assistance measures. Favorable reserve development was $380 million in the third quarter, with $240 million related to 2020 and $140 million to prior year periods. Days claims payable were 46.8 days compared to 49.3 in the third quarter 2019 and 50.4 in the second quarter 2020. The year-over-year comparison was impacted by the Company’s acceleration of payments to care providers for needed health system liquidity, while the sequential comparison reflects increased care utilization from highly constrained second quarter levels.

•The operating cost ratio of 15.6% in the third quarter of 2020 increased from 14.8% in the same period last year, due to the health insurance tax, COVID-19 response efforts and business mix.

•Year-to-date return on equity of 28.9% reflects continued strong operating performance and the temporary impact of care deferrals earlier in the year.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2020	2019	2020
Revenues	$50.4 billion	$48.1 billion	$49.1 billion
Earnings from Operations	$2.1 billion	$2.7 billion	$7.0 billion
Operating Margin	4.1%	5.5%	14.3%

•UnitedHealthcare third quarter revenues of $50.4 billion compare to $48.1 billion in the year ago quarter, as growth in serving public-sector and senior programs was partially offset by commercial enrollment declines. UnitedHealthcare public-sector and senior program revenues, grew by 9.7% year-over-year in the quarter, with 935,000 additional people served year to date in Medicaid and Medicare Advantage, while commercial revenue was impacted by member attrition due to economic factors.

•Operating earnings of $2.1 billion in the third quarter compare to $2.7 billion last year, with the expected decline due to the impact of the Company’s consumer and customer assistance measures and COVID-19 related costs, partially offset by still modestly lower care patterns which were significantly above second quarter levels. The Company expects future periods will reflect the resumption of more typical care patterns and continued COVID-19 treatment and testing costs, against the continued backdrop of an uncertain economic recovery.

•UnitedHealthcare growth highlights include strong positioning in Medicare Advantage in 2021; expected Medicaid membership gains in 2021 through entry into Kentucky, Indiana and North Carolina and expansion in Nebraska, along with a strong proposal pipeline for existing and new states; continued growth in dual special needs plans; commercial market expansion in specialty benefits and new provider-led benefit plans.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	September 30,	September 30,	June 30,
	2020	2019	2020
Revenues	$34.9 billion	$28.8 billion	$32.7 billion
Earnings from Operations	$2.6 billion	$2.4 billion	$2.2 billion
Operating Margin	7.4%	8.2%	6.8%

•Optum third quarter revenues and operating earnings of $34.9 billion and $2.6 billion respectively advanced from $28.8 billion and $2.4 billion a year ago.

•OptumHealth served 98 million people in the third quarter, compared to 95 million a year ago, while revenue per consumer served increased 25% year-over-year, continuing its strong growth, driven by further expansion of people served in value-based care arrangements. OptumHealth’s care delivery practices were impacted by modestly lower care patterns that were significantly closer to normal levels than the second quarter.

•The OptumInsight revenue backlog increased by $500 million in the quarter to nearly $20 billion, driven by growth in managed services. Activity levels were affected by care deferrals in volume-based services.

•OptumRx continued to invest in building its growing pharmacy services offerings, including areas such as community-based behavioral health pharmacies, e-commerce services, home infusion services and specialty pharmacy expansion. Overall script volumes continued to approach more normal levels, rising 9 million sequentially to 325 million.

•Optum growth highlights include continued strong growth in payer relationships serving seniors at OptumCare through senior clinics, in the home services and through more than 1 million virtual visits this year. The Company continues to drive its expansion of integrated specialty medical and pharmacy management services across OptumRx and OptumCare. OptumInsight’s pipeline is expanding for comprehensive managed services, including revenue management, information technology, payment integrity and data analytics outsourcing.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through October 28, 2020. The conference call replay can also be accessed by dialing 1-800-839-5493. This earnings release and the Form 8-K dated October 14, 2020, can also be accessed from the Investor Relations page of the company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended September 30, 2020

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Premiums	$50,863	$47,397	$150,897	$142,074
Products	8,777	7,546	25,455	23,971
Services	5,124	4,942	14,265	13,756
Investment and other income	351	466	1,057	1,453
Total revenues	65,115	60,351	191,674	181,254
Operating costs
Medical costs	41,636	39,041	117,314	117,164
Operating costs	10,174	8,960	30,190	25,892
Cost of products sold	7,935	6,627	23,123	21,606
Depreciation and amortization	719	709	2,159	2,002
Total operating costs	60,464	55,337	172,786	166,664
Earnings from operations	4,651	5,014	18,888	14,590
Interest expense	(395)	(449)	(1,262)	(1,267)
Earnings before income taxes	4,256	4,565	17,626	13,323
Provision for income taxes	(1,000)	(936)	(4,209)	(2,752)
Net earnings	3,256	3,629	13,417	10,571
Earnings attributable to noncontrolling interests	(84)	(91)	(226)	(273)
Net earnings attributable to UnitedHealth Group common shareholders	$3,172	$3,538	$13,191	$10,298
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.30	$3.67	$13.73	$10.65
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.51	$3.88	$14.36	$11.22
Diluted weighted-average common shares outstanding	962	963	961	967
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Cash and short-term investments	$20,809	$14,245
Accounts receivable, net	12,171	11,822
Other current assets	21,841	16,567
Total current assets	54,821	42,634
Long-term investments	39,184	37,209
Other long-term assets	96,964	94,046
Total assets	$190,969	$173,889
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$21,167	$21,690
Short-term borrowings and current maturities of long-term debt	3,899	3,870
Other current liabilities	41,531	36,222
Total current liabilities	66,597	61,782
Long-term debt, less current maturities	39,895	36,808
Other long-term liabilities	14,526	13,137
Redeemable noncontrolling interests	1,847	1,726
Equity	68,104	60,436
Total liabilities, redeemable noncontrolling interests and equity	$190,969	$173,889

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net earnings	$13,417	$10,571
Noncash items:
Depreciation and amortization	2,159	2,002
Deferred income taxes and other	167	(4)
Share-based compensation	527	525
Net changes in operating assets and liabilities	(197)	(836)
Cash flows from operating activities	16,073	12,258
Investing Activities
Purchases of investments, net of sales and maturities	(1,386)	(2,028)
Purchases of property, equipment and capitalized software	(1,477)	(1,421)
Cash paid for acquisitions, net	(4,326)	(8,200)
Other, net	(165)	338
Cash flows used for investing activities	(7,354)	(11,311)
Financing Activities
Common share repurchases	(2,541)	(5,101)
Dividends paid	(3,400)	(2,908)
Net change in short-term borrowings and long-term debt	2,941	8,192
Other, net	1,006	404
Cash flows (used for) from financing activities	(1,994)	587
Effect of exchange rate changes on cash and cash equivalents	(160)	(37)
Increase in cash and cash equivalents	6,565	1,497
Cash and cash equivalents, beginning of period	10,985	10,866
Cash and cash equivalents, end of period	$17,550	$12,363

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
UnitedHealthcare	$50,373	$48,105	$150,548	$145,595
Optum	34,923	28,763	100,457	83,152
Eliminations	(20,181)	(16,517)	(59,331)	(47,493)
Total consolidated revenues	$65,115	$60,351	$191,674	$181,254
Earnings from Operations
UnitedHealthcare	$2,068	$2,655	$11,963	$8,251
Optum (a)	2,583	2,359	6,925	6,339
Total consolidated earnings from operations	$4,651	$5,014	$18,888	$14,590
Operating Margin
UnitedHealthcare	4.1%	5.5%	7.9%	5.7%
Optum	7.4%	8.2%	6.9%	7.6%
Consolidated operating margin	7.1%	8.3%	9.9%	8.0%

Revenues
UnitedHealthcare Employer & Individual	$14,081	$14,291	$41,324	$42,407
UnitedHealthcare Medicare & Retirement	22,606	20,698	68,613	62,649
UnitedHealthcare Community & State	11,820	10,670	34,796	33,038
UnitedHealthcare Global	1,866	2,446	5,815	7,501

OptumHealth	$10,499	$8,133	$28,830	$21,994
OptumInsight	2,767	2,617	7,893	7,145
OptumRx	22,081	18,454	65,009	55,194
Optum eliminations	(424)	(441)	(1,275)	(1,181)
(a)Earnings from operations for Optum for the three and nine months ended September 30, 2020 included $835 and $2,388 for OptumHealth; $785 and $1,882 for OptumInsight; and $963 and $2,655 for OptumRx, respectively. Earnings from operations for Optum for the three and nine months ended September 30, 2019 included $748 and $2,062 for OptumHealth; $632 and $1,589 for OptumInsight; and $979 and $2,688 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
Commercial:
Risk-based	7,950	8,065	8,575	8,605
Fee-based	18,400	18,705	19,185	19,230
Total Commercial	26,350	26,770	27,760	27,835
Medicare Advantage	5,670	5,605	5,270	5,230
Medicaid	6,435	6,210	5,900	5,965
Medicare Supplement (Standardized)	4,450	4,450	4,500	4,510
Total Public and Senior	16,555	16,265	15,670	15,705
Total UnitedHealthcare - Domestic Medical	42,905	43,035	43,430	43,540
Global	5,285	5,365	5,720	5,845
Total UnitedHealthcare - Medical	48,190	48,400	49,150	49,385

Supplemental Data
Medicare Part D stand-alone	4,075	4,120	4,405	4,415

OPTUM PERFORMANCE METRICS

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
OptumHealth Consumers Served (in millions)	98	97	96	95
OptumInsight Contract Backlog (in billions)	$19.9	$19.4	$19.3	$19.0
OptumRx Quarterly Adjusted Scripts (in millions)	325	316	333	325

Note: UnitedHealth Group served 140 million unique individuals across all businesses at September 30, 2020.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended September 30,		Nine Months Ended September 30,		Projected Year Ended December 31,
	2020	2019	2020	2019	2020
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,172	$3,538	$13,191	$10,298	$15,025 - $15,275
Intangible amortization	269	262	801	729	~1,070
Tax effect of intangible amortization	(64)	(64)	(194)	(180)	~(260)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,377	$3,736	$13,798	$10,847	$15,835 - $16,085

GAAP diluted earnings per share	$3.30	$3.67	$13.73	$10.65	$15.65 - $15.90
Intangible amortization per share	0.28	0.27	0.83	0.75	~1.10
Tax effect per share of intangible amortization	(0.07)	(0.06)	(0.20)	(0.18)	~(0.25)
Adjusted diluted earnings per share	$3.51	$3.88	$14.36	$11.22	$16.50 - $16.75

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.